EXHIBIT 10.5

FOURTH AMENDMENT TO PURCHASE AND SALE CONTRACT

THIS FOURTH AMENDMENT TO PURCHASE AND SALE CONTRACT ("Amendment") is entered into as of July 27, 2006, by and between TECHNOLOGY SQUARE FINANCE, LLC, a Massachusetts limited liability company ("Seller") and ARE-MA REGION NO. 31, LLC, a Delaware limited liability company ("Buyer").

R E C I T A L S

WHEREAS, Seller and Buyer entered into that certain Purchase and Sale Contract dated as of July 3, 2006, as amended by a First Amendment to Purchase and Sale Contract (the "First Amendment") dated as of July 10, 2006, a Second Amendment to Purchase and Sale Contract (the "Second Amendment") dated as of July 14, 2006, and a Third Amendment to Purchase and Sale Contract dated as of July 26, 2006 (the "Third Amendment")(as so amended, the "Agreement") with respect to certain real and personal property (the "Property") located at Technology Square, Cambridge, Massachusetts, which Property is more particularly described in the Agreement; and

WHEREAS, Seller and Buyer have agreed to amend the Agreement as more particularly set forth below.

NOW, THEREFORE, for mutual consideration, the receipt and sufficiency of which are hereby acknowledged by the parties, Seller and Buyer hereby amend the Agreement as follows:

1. Capitalized Terms. Capitalized terms not defined herein shall have the meanings ascribed to them in the Agreement.

2. Extension of Closing Date. The first paragraph of Article 6 of the Agreement is hereby amended by deleting therefrom the date "July 27, 2006" and replacing it with the date "July 28, 2006."

3. Post-Closing Reconciliation. The parties hereby acknowledge and agree that all prorations with respect to the Closing shall be made as of July 28, 2006. The parties hereby further acknowledge and agree that for the purpose of Closing, they shall continue to use the 7th Revised Bilateral Settlement Statement, which contemplates a closing date of July 27, 2006, and any additional proations shall be treated as a post closing reconciliation between the parties.

4. Counterparts. This Amendment may be executed in one or more counterpart copies, all of which counterparts shall have the same force and effect as if all parties hereto had executed a single copy of this Amendment.

5. Ratification. Except as amended hereby, the Agreement shall remain in full force and effect.

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IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first above written.

SELLER:

TECHNOLOGY SQUARE FINANCE, LLC, a Massachusetts limited liability company

By: Massachusetts Institute of Technology,
a Massachusetts charitable corporation,
its Manager

By: /s/ Steven C. Marsh
Name: Steven C. Marsh
Its: Managing Director, Real Estate

BUYER:

ARE-MA REGION NO. 31, LLC, a Delaware limited
liability company

By: Alexandria Real Estate Equities, L.P.,
a Delaware limited partnership,
its Managing Member

By: ARE-QRS Corp.,
a Maryland corporation,
its General Partner

By: /s/ Jennifer Pappas
 Name: Jennifer Pappas
Its: V.P & Assistant Secretary

Acknowledgement by Escrow Agent

Escrow Agent acknowledges the terms of the foregoing Amendment, and agrees to continue to be bound by those terms of the Agreement applicable to the Escrow Agent.

ESCROW AGENT:

Chicago Title Insurance Company

By: /s/ Gus Aguilar
 Name: Gus Aguilar
Its: AVP/Senior Escrow Officer